EXHIBIT 4.17

$150,000,000

CENTURY ALUMINUM COMPANY

1.75% CONVERTIBLE SENIOR NOTES DUE AUGUST 1, 2024

REGISTRATION RIGHTS AGREEMENT

August 9, 2004

CREDIT SUISSE FIRST BOSTON LLC
as Representative of the Initial Purchasers
c/o Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, N.Y. 10010-3629

Dear Sirs:

     Century Aluminum Company, a Delaware corporation (the “COMPANY”), proposes to issue and sell to Credit Suisse First Boston LLC, Banc of America Securities LLC and Goldman, Sachs & Co. (collectively, the “INITIAL PURCHASERS”), upon the terms set forth in a purchase agreement dated July 30, 2004 (the “PURCHASE AGREEMENT”), $150,000,000 aggregate principal amount (plus up to an additional $25,000,000 principal amount) of its 1.75% Convertible Senior Notes due August 1, 2024 (the “INITIAL SECURITIES”). The Initial Securities will be convertible into a combination of cash or cash and shares of common stock, par value $0.01 per share, of the Company (the “COMMON STOCK”) upon the terms set forth in the Offering Circular dated July 30, 2004 (the “OFFERING CIRCULAR”). The Initial Securities will be issued pursuant to an Indenture, dated as of August 9, 2004 (the “INDENTURE”), among the Company and Wilmington Trust Company, as trustee (the “TRUSTEE”). As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company agrees with the Initial Purchasers, for the benefit of (i) the Initial Purchasers and (ii) the holders of the Initial Securities and the Common Stock issuable upon conversion of the Initial Securities (collectively, the “SECURITIES”) from time to time until such time as such Securities have been sold pursuant to a Shelf Registration Statement (as defined in section 1(a) hereof) subject to the terms and conditions of this Agreement (each of the forgoing a “HOLDER” and collectively the “HOLDERS”), as follows:

     1. Shelf Registration. (a) The Company shall, at its cost, prepare and, as promptly as practicable (but in no event more than one hundred twenty (120) days after the first date of initial issuance of the Initial Securities) file with the Securities and Exchange Commission (the “COMMISSION”) and thereafter use its best efforts to cause to be declared effective as soon as practicable, but in no event later than two hundred ten (210) days after the first date of initial issuance of the Initial Securities, a registration statement on Form S-3 (the “SHELF REGISTRATION STATEMENT”) relating to the offer and sale of the Transfer Restricted Securities (as defined in Section 1(g) hereof) by Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act of 1933, as amended (the “SECURITIES ACT”) (hereinafter, the “SHELF REGISTRATION”); provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Transfer Restricted Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder, has provided a Notice and Questionnaire in accordance with Section 1(b) or 1(d) and has otherwise complied with its obligations under this Agreement.

     (b) The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein (the “PROSPECTUS”) to be lawfully delivered by the Selling Securityholder (as defined in Section 1(h) hereof) of the relevant Transfer Restricted Securities, for a period of two years (or for such longer period if extended pursuant to Section 2(h) below) from the date of its effectiveness or such shorter period that shall terminate when all the Transfer Restricted Securities covered by the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) are no longer restricted securities (as defined in Rule 144(k) under the Securities Act, or any successor rule thereof) or (iii) cease to be outstanding, assuming for this purpose that the Holders thereof are not affiliates of the Company as defined in Rule 144(a)(1) (in any such case, such period being called the “SHELF REGISTRATION PERIOD”). At the time the Shelf Registration Statement is declared effective, each Holder that has delivered a fully completed and legible written notice containing substantially the information called for by the Form of Selling Securityholder Notice and Questionnaire, attached as Annex A to the Offering Circular (the “NOTICE AND QUESTIONNAIRE”) to the Issuer (such Holder, a “NOTICE HOLDER”) on or prior to the date that is ten (10) Business Days (each a day that is not a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the principal offices of the Trustee is located are not required to be open, referred to herein as a “BUSINESS DAY”) prior to such time of effectiveness shall be named as a Selling Securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Selling Securityholder to deliver such Prospectus to purchasers of Transfer Restricted Securities in accordance with applicable law. Notwithstanding any other provisions of this Agreement to the contrary, each Holder agrees, by acquisition of the Transfer Restricted Securities, that no Holder of Transfer Restricted Securities shall be entitled to sell any of such Transfer Restricted Securities pursuant to the Shelf Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to this Section 1(b) (including the information required to be included in such Notice and Questionnaire) or 1(d) and the information set forth in the next sentence. Each Notice Holder will be required to agree promptly to furnish to the Company in writing all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading, any other information regarding such Notice Holder and the distribution of such Transfer Restricted Securities as may be required to be disclosed in the Registration Statement under applicable law or pursuant to Commission comments and any information otherwise required by the Company to comply with applicable law or regulations.

     (c) The Company shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Securities Act or as necessary to name a Notice Holder as a Selling Securityholder pursuant to Section 1(d) below.

     (d) After the Shelf Registration Statement has become effective, the Company shall, as promptly as practicable, after the date any Notice and Questionnaire is delivered pursuant to Section 7(d) hereof, if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, to the extent required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Notice Holder is named as a Selling Securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Selling Securityholder to deliver such Prospectus to purchasers of the Transfer Restricted Securities in accordance with applicable law; provided, however, that the Company shall not be obligated to file more than one such amendment or supplement for all such Holders during each fiscal quarter. If the Company files a post-effective amendment, the Company shall use its best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as practicable.

     (e) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the

Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (f) “TRANSFER RESTRICTED SECURITY” means each Security until (i) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (ii) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

     (g) A “SELLING SECURITYHOLDER” is a Notice Holder that, prior to the relevant date, has delivered the Notice and Questionnaire to the Company, pursuant to Sections 1(b) or 1(d) hereof.

     2. Registration Procedures. In connection with the Shelf Registration contemplated by Section 1 hereof, the following provisions shall apply:

     (a) The Company shall (i) furnish to each Initial Purchaser and counsel for the Initial Purchasers, prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereof and each supplement, if any, to the Prospectus and, in the event that an Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Shelf Registration, and shall use its reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as such Initial Purchaser reasonably may propose; and (ii) include the names of Notice Holders who propose to sell Transfer Restricted Securities pursuant to the Shelf Registration Statement as Selling Securityholders and have complied with Section 1(b) or 1(d).

     (b) The Company shall, as promptly as practicable, give written notice to the Initial Purchasers and the Selling Securityholders (which notice pursuant to clauses (v)-(ix) hereof shall be and pursuant to clauses (ii)-(iv) may be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made or until they receive a notice from the Company that they may resume use of the existing Prospectus, as applicable):

     (i) when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

     (ii) of any request by the Commission or any other federal or state governmental authority for additional information after the Shelf Registration Statement has become effective;

     (iii) of initiation of any proceedings by the Commission or any other federal or state governmental authority with respect to the issuance of a stop order suspending the effectiveness of the Shelf Registration Statement;

     (iv) of the receipt by the Company or its legal counsel of any notification with respect to the initiation or threatening of any proceeding with respect to the suspension of the qualification of the Transfer Restricted Securities for sale in any jurisdiction;

     (v) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to the Shelf Registration Statement or the Prospectus;

     (vi) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Shelf Registration Statement;

     (vii) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Transfer Restricted Securities for sale in any jurisdiction;

     (viii) of the happening of any event that in the good faith judgment of the Company requires the Company to make changes in the Shelf Registration Statement or the Prospectus in order that the Shelf Registration Statement or the Prospectus does not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; and

     (ix) of the start and completion of any Suspension Period under Section 2(h).

     (c) The Company shall use every reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement or lifting of any suspension of the qualification (or exemption from qualification) of any Transfer Restricted Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment, provide notice as promptly as practicable to each Selling Securityholder and the Initial Purchasers of the withdrawal of any such order.

     (d) The Company shall furnish to each Selling Securityholder, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Selling Securityholders so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

     (e) The Company shall, during the Shelf Registration Period, deliver to each Selling Securityholder, without charge, as many copies of the Prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the Prospectus or any amendment or supplement thereto by each of the Selling Securityholders in connection with the offering and sale of the Transfer Restricted Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement during the Shelf Registration Period pursuant to the Shelf Registration Statement in accordance with applicable law in the manner described herein.

     (f) Prior to any public offering of the Transfer Restricted Securities pursuant to the Shelf Registration Statement, the Company shall register or qualify or cooperate with the Selling Securityholders and their respective counsel in connection with the registration or qualification of the Transfer Restricted Securities for offer and sale under the securities or “blue sky” laws of such states of the United States as any Selling Securityholder reasonably requests in writing by the time the Shelf Registration Statement is declared effective by the Commission and do any and all other acts or things reasonably necessary or advisable to enable such Selling Securityholder to offer and sell in such jurisdictions the Transfer Restricted Securities owned by it covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business or as a dealer in Securities in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

     (g) The Company shall cooperate with the Selling Securityholders to facilitate the timely preparation and delivery of certificates representing the Transfer Restricted Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Selling Securityholders may request a reasonable period of time prior to sales of the Transfer Restricted Securities pursuant to the Shelf Registration Statement.

     (h) Upon the occurrence of any event contemplated by paragraphs (ii) through (viii) of Section 2(b) above during the Shelf Registration Period with respect to which event the Company’s notice included an instruction to suspend use of the Prospectus until the requisite changes were made, the Company shall, if required by applicable law and subject to the second paragraph of this Section 2(h), promptly as practicable, prepare and file a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the Prospectus and any other required document so that, as thereafter delivered to Selling Securityholders or purchasers of the Transfer Restricted Securities, the Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Initial Purchasers and the Selling Securityholders in accordance with paragraphs (ii) through (ix) of Section 2(b) above and/or the second paragraph of this Section 2(h) to suspend the use of the Prospectus, then the Initial Purchasers and the Selling Securityholders shall suspend use of such Prospectus, and the Shelf Registration Period provided for in Section 1(b) above shall be extended by the number of days the Prospectus was not used during the period from and including the date of the giving of such notice to and including the date when the Initial Purchasers and the Selling Securityholders shall have received such amended or supplemented Prospectus pursuant to this subsection (h) or a notice from the Company that the Selling Securityholders may resume use of the existing Prospectus, and, if so directed by the Company such Holder will deliver to the Company all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities current at the time of receipt of such notice.

     In addition to any suspension in accordance with paragraphs (ii) through (viii) of Section 2(b) above, the Company may suspend the use of the prospectus for a period (“SUSPENSION PERIOD”) not to exceed an aggregate of 45 days in any 90-day period or an aggregate of 120 days in any twelve month period if the Board of Directors of the Company shall have determined in good faith that because of valid business reasons (not including avoidance of the Company’s obligations hereunder), including, without limitation, the acquisition or divestiture of assets, pending corporate developments, public filings with the Commission and similar events, it is in the interest of the Company to suspend such use, and prior to suspending such use the Company provides the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension.

     (i) Not later than the effective date of the Shelf Registration Statement, the Company shall provide CUSIP numbers for the Transfer Restricted Securities registered under the Shelf Registration Statement, and provide the Trustee with printed certificates for the Transfer Restricted Securities, in a form eligible for deposit with The Depository Trust Company.

     (j) The Company shall comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and shall make generally available to its Holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of a 12-month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statement shall cover such 12-month period.

     (k) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, (the “TRUST INDENTURE ACT”) in a timely manner and cooperate with the Trustee to effect such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall use its best efforts to appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

     (l) The Company may require each Selling Securityholder to furnish to the Company such information regarding the Selling Securityholders and the distribution of the Transfer Restricted Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Transfer Restricted Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

     (m) The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other actions, if any, as Majority Holders shall reasonably request in order to facilitate the disposition of the Transfer Restricted Securities pursuant to the Shelf Registration.

     (n) The Company shall (i) make reasonably available for inspection by a representative of the Selling Securityholders, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney or accountant retained by the Selling Securityholders or any such underwriter, at reasonable times and in a reasonable manner, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and (ii) cause the appropriate officers, directors, employees, accountants and auditors of the Company and its subsidiaries to supply all relevant information reasonably requested by such representative of the Selling Securityholders or any such underwriter, attorney or accountant in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act and as is customary for similar due diligence examinations; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers by you and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 3 hereof, which shall be counsel to the Initial Purchasers unless such counsel elects not to so act; and provided, further, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of the Shelf Registration Statement or use of any Prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement or otherwise obligated to keep such information.

     (o) The Company, if reasonably requested by Majority Holders, shall, in the case of an underwritten offering, (i) cause its counsel to deliver an opinion and updates thereof relating to the Transfer Restricted Securities in customary form addressed to such Holders and the Managing Underwriters (as defined in Section 7 hereof), if any, thereof, and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of the Company and its subsidiaries; the qualification of the Company and its subsidiaries to transact business as foreign corporations; the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 2(m) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the Transfer Restricted Securities; the absence of material legal or governmental proceedings involving the Company and its subsidiaries; the absence of governmental approvals required to be obtained in connection with the Shelf Registration Statement, the offering and sale of the Transfer Restricted Securities, or any agreement of the type referred to in Section 2(m) hereof; the compliance as to form of the Shelf Registration Statement and any documents incorporated by reference therein and of the Indenture with the requirements of the Securities Act and the Trust Indenture Act, respectively; and, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from the Shelf Registration Statement and the Prospectus, as then amended or supplemented, and from any documents incorporated by reference therein of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act of 1934, as amended (the “EXCHANGE ACT”) to the extent the foregoing matters at such time are customarily covered in opinions requested in underwritten offerings)); (ii) cause its officers to execute and deliver all customary documents and certificates and updates thereof reasonably requested by any underwriters of the Transfer Restricted Securities, (iii) cause its independent public accountants and the independent public accountants with respect to any other subsidiary of the Company or business acquired by the Company for which financial statements and financial information is provided in the Shelf Registration Statement to provide to the Selling Securityholders of the applicable Transfer Restricted Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72 and (iv) set forth in full in the underwriting agreement, if any, as applicable, indemnification provisions and procedures which provide rights no less protective than those set forth in Section 4 hereof with respect to all parties to be indemnified.

     (p) The Company shall, in the case of an underwritten offering, use its best efforts to, if the Initial Securities have been rated prior to the initial sale of such Initial Securities, confirm such ratings shall apply to the Transfer Restricted Securities covered by a Registration Statement.

     (q) The Company shall cooperate and assist in any filing required to be made with the National Association of Securities Dealers, Inc. (the “NASD”) and, if reasonably requested by Majority Holders, in the performance of any due diligence investigation by any underwriter that is required to be retained in accordance with the rules and regulations of the NASD.

     (r) The Company shall use its best efforts to take all other steps reasonably requested by the Majority Holders necessary to effect the registration of the Transfer Restricted Securities covered by a Registration Statement contemplated hereby.

     3. Registration Expenses. (a) All expenses incident to the Company’s performance of and compliance with this Agreement shall be borne by the Company, regardless of whether a Registration Statement is ever filed or becomes effective, including without limitation;

     (i) all registration and filing fees and expenses (including filings made with the NASD);

     (ii) all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

     (iii) all expenses of printing (including printing certificates for the Transfer Restricted Securities to be issued and printing of Prospectuses), messenger and delivery services and telephone;

     (iv) all fees and disbursements of counsel for the Company;

     (v) all application and filing fees in connection with listing the Transfer Restricted Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

     (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company shall bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.

     (b) In connection with the Shelf Registration Statement required by this Agreement, the Company shall reimburse the Initial Purchasers and the Selling Securityholders, for the reasonable fees and disbursements of not more than one counsel, which shall be counsel to the Initial Purchasers unless such counsel elects not to so act, in which case, it shall be counsel designated by the Holders of a majority in principal amount of the Transfer Restricted Securities covered by the Shelf Registration Statement

(provided that Holders of any Common Stock issued upon the conversion of the Initial Securities shall be deemed to be Holders of the aggregate principal amount of Initial Securities from which such Common Stock was converted) (the “MAJORITY HOLDERS”) to act as counsel for the Holders in connection therewith; provided, however, in connection with an underwritten offering, the Company’s obligation to reimburse the Initial Purchasers and the Selling Securityholders for such fees and disbursements shall be limited to one underwritten offering during the Shelf Registration Period and only shall include fees and expenses for the Initial Purchasers and the Selling Securityholders in their capacity as selling security holders under the Shelf Registration Statement. Selling Securityholders shall be responsible for their individual selling expenses, including commissions and discounts.

     4. Indemnification. (a) The Company agrees to indemnify and hold harmless each Holder, such Holder’s officers, directors, partners and employees and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each Holder, and such controlling persons are referred to collectively as the “INDEMNIFIED PARTIES”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Transfer Restricted Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions caused by any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus including any document incorporated by reference therein, or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration, caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, and shall reimburse, as incurred, each Indemnified Party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein, (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to the Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Indemnified Party from whom the person asserting any such losses, claims, damages or liabilities purchased the Transfer Restricted Securities concerned, to the extent that a Prospectus relating to such Transfer Restricted Securities was required to be delivered by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Indemnified Party results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Transfer Restricted Securities to such person, a copy of the final Prospectus if the Company had previously furnished copies thereof to such Holder and (iii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any Shelf Registration Statement or Prospectus (A) which was corrected in an amended or supplemented Shelf Registration Statement or Prospectus or (B) was contained in any Prospectus the use of which had been suspended in accordance with Section 2(b) and the Holder received such notice of suspension in accordance with Section 2(b), the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Indemnified Party if the person asserting the claims from which such losses, claims, damages or liabilities arise (x) was not sent or given, at or prior to the written confirmation of such sale, a copy of the amended or supplemented Shelf Registration Statement or Prospectus if the Company had previously furnished copies thereof to such Holder and such amended or supplemented Shelf Registration Statement or Prospectus was required to be delivered to such person under the Securities Act or (y) was sent or given a copy of a Prospectus during any such suspension period, as the case may be; provided further, however, that this indemnity agreement shall be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Transfer Restricted Securities if requested by such Holders.

     (b) Each Holder, severally and not jointly, shall indemnify and hold harmless the Company, its officers and directors and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause (b), shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement shall be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons. In no event shall the liability of any Holder hereunder be greater in amount than the total price at which the Transfer Restricted Securities were sold by such Holder pursuant to the Shelf Registration Statement giving rise to such indemnification obligation.

     (c) Promptly after receipt by an Indemnified Party under this Section 4 of notice of the commencement of any action or proceeding (including a governmental investigation), such Indemnified Party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party of the commencement thereof; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under subsection (a) or (b) above. In case any such action is brought against any Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the indemnifying party in such action), and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof the indemnifying party shall not be liable to such Indemnified Party under this Section 4 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (A) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Initial Purchasers and all Persons, if any, who control any Initial Purchaser within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, (B) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors and officers who sign the Shelf Registration Statement and each Person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act and (C) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Initial Purchasers and Persons who control the Initial Purchasers, such firm shall be designated in writing by Credit Suisse First Boston Corporation. In such case involving the Indemnified Parties, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Company.

     (d) If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an Indemnified Party under subsections (a) or (b) above, then each indemnifying party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agree that it would not be just and equitable if the amount of contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to therein. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this subsection (d), the Holders shall not be required to contribute any amount in excess of the amount by which the total price at which the Transfer Restricted Securities were sold by such Holders pursuant to the Shelf Registration Statement exceeds the amount of damages that such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

     (e) The remedies provided for in this Section 4 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an Indemnified Party at law or in equity, hereunder, under the Purchase Agreement or otherwise.

     (f) The agreements contained in this Section 4 shall survive the sale of the Transfer Restricted Securities pursuant to the Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Indemnified Party.

     5. Additional Interest Under Certain Circumstances. (a) Additional interest (the “ADDITIONAL INTEREST”) with respect to the Initial Securities shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iii) below being herein called a “REGISTRATION DEFAULT”):

     (i) the Shelf Registration Statement has not been filed with the Commission by the 120th day after the first date of initial issuance of the Initial Securities;

     (ii) the Shelf Registration Statement has not been declared effective by the Commission by the 210th day after the first date of original issue of the Initial Securities; or

     (iii) the Shelf Registration Statement is declared effective by the Commission but (A) the Shelf Registration Statement thereafter ceases to be effective or (B) the Shelf Registration Statement or the Prospectus ceases to be usable in connection with resales of Transfer Restricted Securities during the periods specified herein because either (1) any event occurs as a result of which the Prospectus forming part of such Shelf Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (2) it shall be necessary to amend such Shelf Registration Statement or supplement the related Prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

Each of the foregoing shall constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Company or pursuant to operation of law or as a result of any action or inaction by the Commission.

     Additional Interest shall accrue on the Initial Securities over and above the interest set forth in the title of the Initial Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate per annum equal to, (i) 0.25% of the principal amount following such Registration Default and (ii) 0.25% of the principal amount (in addition to the Additional Interest provided for in the preceding clause (i)) from and after the 91st day following such Registration Default (collectively, the “ADDITIONAL INTEREST RATE”). In no event will Additional Interest accrue at a rate exceeding an aggregate of 0.50% per annum as a result of any combination of one or more registration defaults. No Additional Interest shall accrue on any shares of Common Stock into which the Initial Securities have been converted.

     (b) A Registration Default referred to in Section 5(a)(iii) hereof shall be deemed not to have occurred and be continuing in relation to the Shelf Registration Statement or the related Prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to the Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Selling Securityholders to use the related Prospectus, (y) other material events with respect to the Company that would need to be described in such Shelf Registration Statement or the related Prospectus and (z) otherwise as a result of events specified in Section 2(b)(ii) through Section 2(b)(vii) and (ii) in the case of clause (y) and (z), if applicable, the Company is proceeding promptly and in good faith to amend or supplement the Shelf Registration Statement and related Prospectus to describe such events as required by paragraph 2(h) hereof; provided, however, that in any case if such Registration Default occurs for (i) more than forty-five (45) days in the aggregate in any 90-day period; or (ii) more than hundred twenty (120) days in the aggregate during any 12-month period, Additional Interest shall be payable in accordance with Section 5(a) above from the day such Registration Default occurs until such Registration Default is cured.

     (c) The amount of Additional Interest shall be determined by multiplying the applicable Additional Interest Rate by the principal amount of the Initial Securities, further multiplied by a fraction, the numerator of which is the number of days such Additional Interest Rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

     (d) Any amounts of Additional Interest due pursuant to Section 5(a) hereof shall be payable in cash on the regular interest payment dates with respect to the Initial Securities to the Holders of Initial Securities that are Transfer Restricted Securities. All obligations of the Company set forth in this Section 5 that are outstanding with respect to any Initial Security that is a Transfer Restricted Security at the time such Initial Security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Security that is a Transfer Restricted Security shall have been satisfied in full.

     6. Underwritten Registrations. If any of the Transfer Restricted Securities covered by the Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that shall administer the offering (“MANAGING UNDERWRITERS”) shall be selected by the Majority Holders.

     No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person’s Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     7. Miscellaneous.

     (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Sections 1 and 2 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it shall not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Sections 1 and 2 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b) No Inconsistent Agreements. The Company shall not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s issued and outstanding securities under any agreement in effect on the date hereof.

     (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Majority Holders affected by such amendment, modification, supplement, waiver or consent. Without the consent of the Holder of each Initial Security, however, no modification may change the provisions relating to the payment of Additional Interest.

     (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

     (1) if to a Holder of the Securities, at the most current address set forth on the records of the registrar under the Indenture or the transfer agent of the Common Stock as the case may be.

     (2) if to the Initial Purchasers;

Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, New York 10010-3629
Fax No.: (212) 325-4296
Attention: Transactions Advisory Group

     with a copy to:

Davis Polk & Wardwell
450 Lexington Avenue
New York, NY 10017

Attn: Michael Kaplan

     (3) if to the Company, at its address as follows:

Century Aluminum Company
2511 Garden Road
Building A, Suite 200
Monterey, CA 93940
Attn: Investor Relations

     with a copy to:

Curtis, Mallet-Prevost, Colt & Mosle LLP
101 Park Avenue
New York, NY 10178
Attn: Jeffrey N. Ostrager

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient’s facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

     (e) Third Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

     (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding and enforceable upon successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Transfer Restricted Securities, in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

     (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     By the execution and delivery of this Agreement, the Company submits to the nonexclusive jurisdiction of any federal or state court in the State of New York.

     (j) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (k) Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, shall become a binding agreement among the several Initial Purchasers and the Company in accordance with its terms.

Very truly yours,

CENTURY ALUMINUM COMPANY
By:	/s/ Daniel J. Krofcheck
	Name:	Daniel J. Krofcheck
	Title:	Vice President and Treasuer

The foregoing Registration
Rights Agreement is hereby confirmed
and accepted as of the date first
above written.

CREDIT SUISSE FIRST BOSTON LLC
BANC OF AMERICA SECURITIES LLC
GOLDMAN, SACHS & CO.

By:	CREDIT SUISSE FIRST BOSTON LLC on behalf of itself and the other Initial Purchasers set forth herein

By:	/s/ Paul D. Scherzer
	Name:	Paul D. Scherzer
	Title:	Vice President